UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2010, AmeriCredit Financial Services, Inc. (“AmeriCredit”), a wholly-owned subsidiary of AmeriCredit Corp., entered into certain transaction documents with each lender party thereto and Deutsche Bank AG, New York Branch, as structuring agent and administrative agent for the lenders, to establish a revolving warehouse credit facility under which AmeriCredit may borrow up to $1.3 billion backed by automobile retail installment sales contract receivables that meet certain eligibility requirements. Under the AmeriCredit Syndicated Warehouse Trust revolving warehouse credit facility (the “Syndicated Warehouse”), AmeriCredit sells eligible receivables to a special purpose subsidiary, which in turn pledges the receivables as collateral to secure borrowings under the facility. The commitment termination date for the Syndicated Warehouse is February 25, 2011. The Syndicated Warehouse replaces the $1.0 billion AmeriCredit Master Trust II revolving warehouse credit facility, which accordingly was terminated on February 26, 2010, by agreement of the various parties to the transaction documents relating to such facility. This description of the Syndicated Warehouse transaction documents is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the transaction documents attached as Exhibits 99.1 - 99.3 to this Form 8-K, which is incorporated herein by reference.

Affiliates of Deutsche Bank AG, New York Branch have also performed investment banking and advisory services for AmeriCredit from time to time to which they have received customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into the Syndicated Warehouse transaction documents described above in Item 1.01, which is incorporated by reference into this Item 1.02, AmeriCredit’s $1.0 billion AmeriCredit Master Trust II revolving warehouse credit facility has been terminated by agreement of the various parties to such facility, effective February 26, 2010. The facility was terminated for the reasons described in Item 1.01 above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

None.

(b) Pro-forma Financial Information

None.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit

99.1	Sale and Servicing Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, AmeriCredit Funding Corp. XI, as a Seller, AmeriCredit Financial Services, Inc., as a Seller and as Servicer, Deutsche Bank AG, New York Branch, as Administrative Agent, and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent

99.2	Indenture, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent

99.3	Note Purchase Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, AmeriCredit Funding Corp. XI, as a Seller, AmeriCredit Financial Services, Inc., as a Seller and Servicer, the Purchasers parties thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, Wells Fargo Bank, National Association, as Trustee, and the Agents parties thereto

99.4	Press release dated March 1, 2010, entitled “AmeriCredit Expands and Extends Warehouse Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: March 2, 2010	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Sale and Servicing Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, AmeriCredit Funding Corp. XI, as a Seller, AmeriCredit Financial Services, Inc., as a Seller and as Servicer, Deutsche Bank AG, New York Branch, as Administrative Agent, and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent

99.2	Indenture, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent

99.3	Note Purchase Agreement, dated as of February 26, 2010, among AmeriCredit Syndicated Warehouse Trust, as Issuer, AmeriCredit Funding Corp. XI, as a Seller, AmeriCredit Financial Services, Inc., as a Seller and Servicer, the Purchasers parties thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, Wells Fargo Bank, National Association, as Trustee, and the Agents parties thereto

99.4	Press release dated March 1, 2010, entitled “AmeriCredit Expands and Extends Warehouse Credit Facility”